*****Certain information on this page has                          EXHIBIT 10.30
been omitted and filed separately with the
Securities and Exchange Commission. Confidential                   REDACTED FOR
treatment has been requested with respect to the                 CONFIDENTIALITY
omitted portions.

                             CONFIDENTIAL TREATMENT
                                   REQUESTED

               The asterisked portions of this document have been
            omitted and are filed separately with the Securities and
                              Exchange Commission

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (hereinafter "AGREEMENT"), effective as of the EFFECTIVE DATE (as defined below), is entered into by and between diaDexus, LLC, 3303 Octavius Drive, Santa Clara, CA 95054 (hereinafter "diaDexus") and SmithKline Beecham Clinical Laboratories, Inc. a Delaware corporation having principal offices at 1201 South Collegeville Road, Collegeville, Pennsylvania 19426 (hereinafter "SBCL").

     WHEREAS, diaDexus, Incyte Pharmaceuticals, Inc., and SmithKline Beecham entered into the COLLABORATION AND LICENSE AGREEMENT (as defined below) relating to the establishment of diaDexus for the purpose of undertaking research, development and commercialization of certain diagnostic products.

     WHEREAS, diaDexus has rights in certain patents, identified in EXHIBIT A hereto, and know-how relating to methods for the diagnosis of and/or screening for prostate cancer.

     WHEREAS, SBCL desires to obtain certain licenses in certain countries of the world from diaDexus to develop and commercialize certain tests for the diagnosis, prognosis, and/or screening for prostate cancer in such countries under the aforesaid patents and know-how, and diaDexus is willing to grant to SBCL such licenses under terms and conditions set forth below:

     NOW, THEREFORE, in consideration of the following, and intending to be legally bound, diaDexus and SBCL agree as follows:

1.   DEFINITIONS

     In this AGREEMENT, unless otherwise provided, the following terms shall have the meaning set forth in this section.

     1.1  AFFILIATE

     The term "AFFILIATE" shall mean any corporation or other business entity controlled by, controlling or under common control with either diaDexus or SBCL. For purposes of this Section 1.1, "control" shall mean direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting stock or equity, or greater than fifty percent (50%) interest in the income of such corporation or other business entity; provided that, if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

     1.2  COLLABORATION AND LICENSE AGREEMENT

     The term "COLLABORATION AND LICENSE AGREEMENT" shall mean the collaboration and license agreement by and among diaDexus, SmithKline Beecham, Corp. SmithKline Beecham, plc. and Incyte Pharmaceuticals, Inc., dated September 1, 1997 as amended.

     1.3  EFFECTIVE DATE

     The term "EFFECTIVE DATE" shall mean the effective date of this AGREEMENT and shall be the date upon which this AGREEMENT is executed by both parties.

     1.4  HOMEBREW

     The term "HOMEBREW" shall mean a Clinical Diagnostic HOMEBREW or a Phase III/IV H0MEBREW and/or a Phase I/II HOMEBREW, as the case may be. For the purposes of this Agreement, such words and expressions shall have the following meaning:

     (A) A "Clinical Diagnostic HOMEBREW" shall mean test(s) performed on human serum for the diagnosis, prognosis and/or screening of prostate cancer by detecting elevated levels of PLA2 and, subject to Paragraph 2.2, conducted prior to commercial launch of such test as a Kit (and not packaged as a product for sale), the results of which test are provided to payors, providers, or patients for use in the clinical management of individual patients, which become part of such patient's health record.


     (B) A "Phase III/IV HOMEBREW" shall mean a Clinical Diagnostic HOMEBREW performed on human serum for the diagnosis and/or prognosis and/or screening of prostate cancer during the course of a Phase III/IV clinical trial for a prostrate cancer therapeutic.

     (C) A "Phase I/II HOMEBREW" shall mean diagnostic test(s) detecting elevated levels of PLA2 performed on human serum to support the development of a compound for potential use as a prostate cancer therapeutic that could lead to the performance of a Phase III or Phase IV clinical trial for such prostate cancer therapeutic including without limitation Phase I and Phase II trials for prostate therapeutics.

     1.5  KIT

     The term "KIT" shall mean any set of components or reagents provided together as a unit, to a THIRD PARTY for the purpose of performing a diagnostic or screening test or assay for the diagnosis, prognosis, and/or screening of prostate cancer by detecting elevated levels of PLA2 in the serum which has been approved by the Federal Food and Drug Administration (or its equivalent outside of the U.S.A. if required) for diagnosis, prognosis, and/or screening clinical use.

     1.6  KNOW-HOW

     The term "KNOW-HOW" shall mean all present and future technical information and know-how which relates to a HOMEBREW which is confidential or is not in the public domain and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and biological material samples required for HOMEBREW development purposes, and any other information relating to a HOMEBREW and useful for the development and commercialization of a HOMEBREW and in which diaDexus has a licensable interest.

     1.7  NET SALES

     The term "NET SALES" shall mean the gross invoiced sales of HOMEBREW by SBCL, its AFFILIATE, or sublicensees as the case may be (The "Selling Party") to Third Parties less deductions actually allowed or specifically allocated and actually incurred to such HOMEBREW by the Selling Party using generally accepted accounting practices in the United States and reasonable practices with respect to sales of such HOMEBREW Selling Party, consistently applied for the following (i) sales and excise taxes and duties paid or allowed by the Selling Party and any other governmental charges imposed on the production, importation, use or sale of such HOMEBREW; (ii) trade, quantity and cash discounts actually allowed on HOMEBREWs, (iii) sales adjustments, credits, refunds, and allowances to customer on account of rejection or return of HOMEBREW performed by the Selling Party or on account of retroactive price reductions affecting same, (iv) handling or transportation charges for HOMEBREW to the extent they are for shipping and included in the price or otherwise paid by the Selling Party, including insurance, and (v) SBCL's bad debt expense based on SBCL's prior years actual percentage for bad debt, provided such expenses do not exceed 4.5% of Net Sales. Any accruals for the foregoing deductions shall be reconciled with actual results on a quarterly basis and any adjustments shall be reflected in the subsequent quarter's computation of NET SALES.

     1.8  PATENTS

     The term "PATENTS" shall mean all patents and patent applications which are or become owned by diaDexus, or to which diaDexus otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim a HOMEBREW or its components, a process for manufacturing a HOMEBREW or its components, an intermediate used in making or using the HOMEBREW or its components, or a use of a HOMEBREW for the diagnosis, prognosis, and screening of prostate cancer. Included within the definition of PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, re-examinations, renewals or extensions thereof and all SPCs (i.e., a right based upon a PATENT to exclude others from making, using, importing or selling a HOMEBREW, such a Supplementary Protection Certificate). Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim any improvements on a HOMEBREW, or its components, or intermediates or manufacturing processes required or useful for production of a HOMEBREW or its components which are developed by diaDexus, or which diaDexus otherwise has the right to grant licenses, now or in the future, during the term of this AGREEMENT. The current list of patent applications and patents encompassed within PATENTS is set forth in EXHIBIT A which is attached hereto and fully incorporated herein.

     1.9  PROFIT MARGIN

     The term "PROFIT MARGIN" shall mean net sales (as reported on SBCL's operating statement) less cost of goods, which is divided by such net sales and expressed as a percent. For the purposes of this definition, cost of goods shall mean the sum of the actual direct and indirect costs for ingredients, supplies, material, and labor and an allocated portion of overheads, incurred in the manufacturing of HOMEBREWS, as determined in accordance with generally accepted accounting principles in the United States.

     1.10 TERRITORY

     The term "TERRITORY" shall mean the United States, Canada, Mexico, Japan, the Countries of Europe as listed in Exhibit B, Singapore, Australia, and New Zealand of which USA, Canada, UK, France, Japan, Spain, Italy, and Germany shall for the purposes of this Agreement be deemed a "Major Market".

     1.11 THIRD PARTY(IES)

     The term "THIRD PARTY(IES)" shall mean any party other than SBCL, diaDexus, and their AFFILIATES.

     1.12 VALID CLAIM

     The term "Valid Claim" shall mean a claim of an enforceable PATENT which has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not expressly admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2.   GRANTS

     2.1  EXCLUSIVE LICENSE

     (a) Subject to the terms and conditions of this AGREEMENT, diaDexus hereby grants to SBCL an exclusive right and license including, without limitation, the right to grant sublicenses, under PATENTS and KNOW-HOW to make, use, have made, and import materials or components for the sole purpose of developing HOMEBREWS, and offering to sell, selling, and performing HOMEBREWS in the TERRITORY. Notwithstanding the above, SBCL shall have no right to grant sublicenses to a THIRD PARTY in any country of the TERRITORY after the date of the first commercial sale of a KIT in such country by diaDexus or by a licensee of diaDexus.

     (b) Within thirty (30) days after the effective date of any THIRD PARTY sublicense granted by SBCL under this Section 2.1. SBCL shall provide to diaDexus, in writing, a notice of the identity of any such sublicensee.

     2.2  NONEXCLUSIVE LICENSE

     Subject to the terms and conditions of this AGREEMENT, at any time after the date of the first commercial sale in a country of the TERRITORY, either by diaDexus or by a licensee of diaDexus of a KIT, SBCL, upon SBCL's written election, may convert in such country the exclusive right and license granted by diaDexus pursuant to Section 2.1 to a nonexclusive, nontransferable right and license. Such right and license shall not include a right to grant sublicenses other than the right to grant sublicenses to AFFILIATES. The effective date of such conversion shall be the date of receipt by diaDexus of written notice of SBCL's election under this Section 2.2.

     2.3  NO OTHER RIGHTS

     Except as expressly provided herein, no right, title, or interest is granted by diaDexus to SBCL in, to or under PATENTS and KNOW-HOW or in or to a HOMEBREW, or any components thereof.

3.   CONSIDERATION

     3.1  LICENSE FEE

     (a) In partial consideration for the rights and license granted pursuant to Section 2 of this AGREEMENT with respect to Clinical Diagnostic HOMEBREWS AND Phase III/IV HOMEBREWS and in accordance with Paragraph 6.3(b) of the COLLABORATION AND LICENSE AGREEMENT, within thirty (30) days after the EFFECTIVE DATE, SBCL shall pay to diaDexus a license fee equal to fifty thousand U.S. dollars (U.S. $50,000) and such fee shall be fully creditable against royalties due and payable to diaDexus pursuant to Sections 3.2 and 3.3 of this AGREEMENT.

     (b) In partial consideration for the rights and license granted pursuant to Section 2 of this AGREEMENT with respect to Phase I/II HOMEBREWS, within thirty (30) days after the EFFECTIVE DATE, SBCL shall pay to diaDexus a license fee equal to fifty thousand U.S. dollars (U.S. $50,000). This fee shall be fully creditable against royalties due and payable to diaDexus pursuant to Sections
3.2 and 3.3 of this AGREEMENT.

     3.2  SUBLICENSE ROYALTIES.

     Any royalties based on accrual use of a HOMEBREW by a sublicensee of SBCL shall be paid to diaDexus by SBCL in accordance with Section 3.3 or Section 3.4.

     3.3  ROYALTIES

     In partial consideration for the rights and license granted pursuant to
Section 2.1 or 2.2 of this AGREEMENT and in accordance with Paragraph 6.3(a) of the COLLABORATION AND LICENSE AGREEMENT and subject to Section 3.3.3 of this AGREEMENT, SBCL shall pay to diaDexus royalties on NET SALES of HOMEBREWS by SBCL, is AFFILIATES and sublicensees (the `Selling Party') in accordance with the following:

          3.3.1  Clinical Diagnostic HOMEBREW/Phase III/IV HOMEBREW

          (a) ***** of all NET SALES of each Clinical Diagnostic HOMEBREW and Phase III/IV HOMEBREW for the first 3 months of sales of such service; and

          (b) Thereafter, the applicable royalty rate for NET SALES of each Clinical Diagnostic HOMEBREW and Phase III/IV HOMEBREW shall be as follows:

               (i)   If the Selling Party PROFIT MARGIN is *****

               (ii)  If the Selling Party PROFIT MARGIN is *****

               (iii) For Selling Party PROFIT MARGIN between *****

          3.3.2  Phase I/II HOMEBREW

          ***** of all NET SALES of each Phase I/II HOMEBREW in those countries of the TERRITORY where there is a VALID CLAIM covering the HOMEBREW and ***** of NET SALES in those countries of the TERRITORY where there is not a VALID CLAIM covering the Phase I/II HOMEBREW.


***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          3.3.3  THIRD PARTY ROYALTIES

     (a) If during the term of this AGREEMENT, SBCL deems it necessary to seek a license to US Patent ***** and/or ***** (and/or their foreign equivalents in the TERRITORY) in order to avoid infringement of the exercise of the rights and licenses granted herein, one-half of any royalties paid to such THIRD PARTY under such license may be deducted by SBCL from any royalties otherwise due diaDexus under this AGREEMENT, provided always that any such deduction shall not ever exceed two percent (2%) of any such royalties due to diaDexus under this AGREEMENT.

     (b) In the event SBCL determines any such license from such THIRD PARTY constitutes or would constitute a financial hardship to SBCL, diaDexus shall promptly upon SBCL's written request, promptly collaborate with SBCL, providing all such assistance as would be reasonably necessary, to re-format the assay for HOMEBREWS such that SBCL would then deem it unnecessary to seek a license to such patents.

     (c) In the event SBCL and diaDexus are able to re-format the assay for HOMEBREWS such that SBCL would then deem it unnecessary to seek a license to such patents, the time periods set forth in Section 5.2 and 5.3 shall be altered to reflect the time period of the delay in the commencement of promotion and marketing of HOMEBREWS caused to SBCL as a consequence of the need to re-format the assay for HOMEBREWS pursuant to Section 3.3.3(b).

     3.4  CURRENCY

     All payments shall be made in United States of America dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of SBCL to pay royalties on sales in that country shall be suspended until such remittances are possible. diaDexus shall have the right, upon giving written notice to SBCL, to receive payment in that country in local currency.

     3.5  TAXES

     Any tax, duty or other levy paid or required to be withheld by SBCL or its AFFILIATES or sublicensees on account of royalties payable to diaDexus under this AGREEMENT shall be deducted from the amount of royalties otherwise due. SBCL shall secure and sent to diaDexus proof of any such taxes, duties or other levies withheld and paid by SBCL or its AFFILIATES or sublicensees for the benefit of diaDexus.

4.   REPORTS AND AUDIT RIGHTS

     4.1  RECORDS

     SBCL shall keep, and shall require SBCL's AFFILIATES, and sublicensees to keep accurate records in sufficient detail to enable royalties and other payments due diaDexus hereunder to be determined. Such records shall be maintained by SBCL at SBCL's


***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

principal place of business for at least three (3) years after the period covered by such records.

     4.2  REPORTS

     Within thirty (30) days after the first day of each calendar quarter. SBCL shall:

     (a) deliver to diaDexus a written report containing information and data concerning the number (volume and value) of HOMEBREWS SBCL, its AFFILIATES and its sublicensees have performed during the relevant period (i.e., prior calendar quarter in each country in the TERRITORY.

     (b) deliver to diaDexus a written report containing information and data concerning the total amount due and payable to diaDexus hereunder for SBCL's, its AFFILIATES' and its sublicensees' activities during such calendar quarter; and

     (c) pay to diaDexus the full amount of royalties due to diaDexus hereunder for SBCL's, its AFFILIATES' and its sublicensees' activities during the calendar quarter covered by such report, subject to any credit which may be due SBCL under section 3.1 (a).

     (d) Payment of royalties and other payments due and payable to diaDexus but not paid when due shall accrue interest at the prime commercial lending rate plus 5%, prevailing on the payment due date at the Bank of America, San Francisco, California or its successor.

     4.3  AUDIT RIGHTS

     During the term of this AGREEMENT and for six (6) months after its expiration or termination, after receipt by SBCL of diaDexus' written request and after reasonable prior notice, SBCL shall permit an independent certified public accountant, selected by diaDexus and reasonably acceptable to SBCL, to examine SBCL'S, its AFFILIATES and their sublicensees' records to determine the accuracy of any report delivered or payment made by SBCL to diaDexus hereunder. Only one such examination may be made in each year and shall not cover records for more than the preceding three (3) years, and further provided that such accountant shall report to diaDexus only as to the accuracy of the royalty statements and payments. Except as otherwise provided below, the cost and expense of such examination shall be borne by diaDexus. If any such examination determines that additional payment amounts are owed to diaDexus for any period. SBCL shall pay such additional payment amounts to diaDexus promptly. If any such examination determines that an overpayment has been made to diaDexus for any period, diaDexus shall reimburse such overpayment amount to SBCL promptly. In addition, if any such examination reveals that SBCL underpaid diaDexus by an amount equal to or greater than 10% of the total amount due diaDexus in any reporting period, the reasonable cost and expense of such examination shall be borne by SBCL.


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
5.   DILIGENCE AND OTHER OBLIGATIONS OF SBCL

     5.1  MANUFACTURING AND DISTRIBUTION

     SBCL shall bear all costs and expenses associated with making, having made, using and importing a HOMEBREW or its components for the purpose of offering to sell, selling, and performing HOMEBREW in the TERRITORY.

     5.2  CLINICAL DIAGNOSTIC HOMEBREW DILIGENCE

     SBCL shall use reasonable and documentable efforts to promote and develop a commercial market for performing Clinical Diagnostic HOMEBREWS in the TERRITORY using the same standards SBCL would use in promoting and developing a Clinical Diagnostic HOMEBREW of its own making which had the same commercial potential as a Clinical Diagnostic HOMEBREW. Notwithstanding the above, SBCL shall have satisfied its obligations to use such reasonable efforts, within the relevant country of the TERRITORY, upon the occurrence of the following:

          (a) Initiating offers to sell or sales and thereafter continuing offers to sell or sales of services utilizing a Clinical Diagnostic HOMEBREW to THIRD PARTY customers upon which royalties are to be paid to diaDexus in the United States of America within one hundred twenty (120) days after the EFFECTIVE DATE;

          (b) Initiating offers to sell or sales and thereafter continuing offers to sell or sales of services utilizing a Clinical Diagnostic HOMEBREW to THIRD PARTY customers upon which royalties are to be paid to diaDexus in each of the Major Markets (other than the US) within one hundred and eighty (180) days after the EFFECTIVE DATE; and

          (c) Initiating offers to sell or sales and thereafter continuing offers to sell or sales of services utilizing a Clinical Diagnostic HOMEBREW to THIRD PARTY customers upon which royalties are to be paid to diaDexus in the relevant country in the TERRITORY which is not mentioned in
     Section 5.2 (a) or (b) within twelve (12) months after the EFFECTIVE DATE.

     5.3  PHASE I/II HOMEBREW/PHASE III/IV HOMEBREW DILIGENCE

          SBCL shall use reasonable and documentable efforts to promote and develop a commercial market for performing Phase I/II HOMEBREW/Phase III/IV HOMEBREWS in the TERRITORY using the same standards SBCL's Clinical Trial Testing Center would use in promoting and developing a HOMEBREW of its own making which had the same technical and commercial potential as a Phase I/II HOMEBREW/Phase III/IV HOMEBREW. Such efforts shall include timely presentations by SBCL to these THIRD PARTIES reasonably known to SBCL to be conducting Phase I, II, III, and IV clinical trials in the TERRITORY for prostate cancer therapeutics making such parties aware of Phase I/II HOMEBREW/Phase III/IV HOMEBREW.

     5.4 If SBCL fails to initiate offers to sell or sales and/or continue offers to sell or sales of HOMEBREW services in any country of the TERRITORY in accordance with the schedule set forth in Sections 5.2 or 5.3 and subject to
Section 5.5, diaDexus shall be entitled to terminate any right and license granted to SBCL by diaDexus under this AGREEMENT in such country with respect to such HOMEBREW. Such termination to be effective, upon receipt by SBCL of written notice of such termination by diaDexus, provided such termination shall not be effective if SBCL has either initiated offers to sell or sales of such HOMEBREW in such country at the time SBCL receives such notice from diaDexus or within thirty (30) days of receipt of such notice from diaDexus. In the event that SBCL initiates offers to sell or sales of HOMEBREW as a service in a country of the TERRITORY in accordance with the schedule set forth in Sections
5.2 or 5.3, but thereafter fails to continue offering to sell or sales of such HOMEBREW, and such failure is due (i) to circumstances which are within SBCL's reasonable control and (ii) continues for more than three (3) months, unless SBCL is proceeding as diligently as reasonably possible, diaDexus shall be entitled, at its discretion, to terminate any right and license granted to SBCL by diaDexus under this AGREEMENT in such country with respect to such HOMEBREW. Such termination to be effective, with no opportunity to cure, upon receipt by SBCL of written notice of such termination by diaDexus, provided such termination shall not be effective if SBCL has resumed offers to sell or sales of such HOMEBREW in such country at the time SBCL receives such notice from diaDexus or within thirty (30) days of receipt of such notice from diaDexus.

     5.5 In the event that, after the EFFECTIVE DATE, the Federal Food and Drug Administration passes legislation or other laws which require the approval of a HOMEBREW by such agency, the timelines outlined in Sections 5.2 and 5.3 shall be extended such that they shall not come into effect until after approval of the HOMEBREW in such country has been achieved.

     5.6  MARKETING

     SBCL shall bear all costs and expenses associated with its and its AFFILIATES marketing of services in the TERRITORY utilizing a HOMEBREW. SBCL shall develop a marketing and market development plan within ninety (90) days after the EFFECTIVE DATE and deliver such plan to diaDexus on or before such date. Such plan shall include programs which make SBCL's entire sales force cognizant of the availability of HOMEBREWS. In connection with its marketing activities, including without limitation the development of a market development and marketing plan. SBCL shall spend not less than One Hundred Fifty Thousand U.S. dollars (U.S. $150,000) in support of marketing and commercialization (including but not limited to sales activity) in the TERRITORY of a HOMEBREW, such expenditure to be made at a rate which is within SBCL's sole discretion.

6.   PROVISION OF KNOW-HOW AND CONFIDENTIALITY

     6.1  PROVISION OF KNOW-HOW

     (a) Promptly after the EFFECTIVE DATE, diaDexus shall disclose and supply to SBCL all KNOW-HOW. Thereafter, diaDexus shall promptly disclose and supply to SBCL any further KNOW-HOW which may become known to diaDexus. During the term of the AGREEMENT, and at no cost to SBCL, diaDexus shall provide SBCL with reasonable technical assistance within diaDexus' area of expertise, with respect to the utilization of such KNOW-HOW in the development and commercialization of HOMEBREWS.

     (b) SBCL shall to the extent it has the rights to do so, reasonably cooperate with diaDexus and its sublicensees (including a proposed Kit manufacturer) in providing information to diaDexus that the parties mutually agree may be useful in gaining approval for such HOMEBREW as a KIT, provided such efforts are likely to enhance the overall market for the KIT and/or HOMEBREW and such efforts may result in information useful to SBCL in its healthcare services application.

     6.2  GENERAL PROVISION REGARDING CONFIDENTIALITY

     During the term of this AGREEMENT and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this AGREEMENT, and except as otherwise expressly provided in this AGREEMENT, each party shall hold in strict confidence and not use or disclose to any THIRD PARTY (other than AFFILIATES, sublicensees, distributors, employees, consultants and advisors who are similarly bound in writing) any assay, product, technical, marketing, financial, business or other information, ideas or know-how identified in writing as confidential ("Confidential Information") by the other party without first obtaining the written consent of the disclosing party; provided, however, that Confidential Information of a party shall not include:

     (a) Information which at the time of disclosure to the receiving party was previously known to the receiving party as demonstrated by written records; or

     (b) Information which at the time of disclosure to the receiving party is published or otherwise generally available to the public; or

     (c) Information which, after disclosure to the receiving party by the other party, is published or otherwise becomes generally available to the public through no breach of this AGREEMENT by the receiving party.

     (d) Information which is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed.

      6.3   EXCEPTIONS AND OTHER PROVISION RELATED TO CONFIDENTIAL INFORMATION

      A party may disclose Confidential Information of the other party:

      (a) As required, in connection with the order of a court or other governmental body; or

      (b)   As required by or in compliance with laws or regulations; or

      (c) In confidence to accountants, banks and financing sources and their advisors; or

      (d) In confidence to consultants and advisors in connection with a merger or acquisition or proposed merger or acquisition, or the like; or

      (e) as may be required for purposes of investigating, developing, manufacturing, having manufactured or marketing a HOMEBREW or its components under this AGREEMENT or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications concerning a HOMEBREW or its components which arises under this AGREEMENT.

      The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

      All Confidential Information disclosed by one party to the other shall remain the intellectual property of the disclosing party. If a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this AGREEMENT based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that Confidential Information received from the other party under this AGREEMENT remains the property of the other party and (ii) of the confidentiality obligations under this AGREEMENT. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Confidential Information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this AGREEMENT.

      6.4   PUBLIC DISCLOSURE REGARDING THE TERMS OF THIS AGREEMENT OR HOMEBREW

      (a) Except as otherwise required by law, each of the parties agree not to disclose, directly or indirectly, by public announcement or other disclosure, the existence, financial terms or conditions or any other terms of this AGREEMENT to any THIRD PARTY without the prior written consent of the other party regarding the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.

     (b) Notwithstanding the above, subject to any restrictions which may be imposed by any governmental agency, including without limitation the Securities and Exchange Commission, diaDexus and SBCL agree that a public announcement of this AGREEMENT will be made within five (5) business days after the EFFECTIVE DATE. Such announcement shall be drafted by diaDexus and SBCL jointly and shall be mutually acceptable to diaDexus and SBCL.

     (c) Neither party shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to a HOMEBREW without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. The contribution of each party shall be noted in all publications or representations by acknowledgment or coauthorship, whichever is appropriate.

7.   INDEMNIFICATION AND WARRANTIES

     7.1  INDEMNIFICATIONS

     (a) Each party (the "indemnitor") shall defend, indemnify and hold harmless the other party, its AFFILIATES, and its and their respective officers, directors, employees, agents, successors and assigns (collectively the "indemnitee") from any loss, damage, or liability, including reasonable attorney's fees, resulting from any claim, complaint, suit, proceeding or cause of action against any of them alleging misdiagnosis, physical or other injury, including death, rising out of the provision of a HOMEBREW, or services utilizing a HOMEBREW, to the injured party by the indemnitor, its AFFILIATES, (or its permitted sublicensees); provided that:

     (b) The indemnitor shall not be obligated under this Section 7.1 if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of the negligence or willful misconduct of any employee or agent of the indemnitee or the breach of any warrant or representation made by the indemnitee in this AGREEMENT.

     (c) The indemnitor shall have no obligation under this Section 7.1 unless the indemnitee (i) gives the indemnitor prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) the indemnitor is granted full authority and control over the defense, including settlement against such claim or lawsuit or other action and (iii) the indemnitee cooperates fully with the indemnitor and its agents in defense of the claims or lawsuit or other action; and

     (d) The indemnitee shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section 7.1 utilizing attorneys of its choice at its own expense, provided, however, that the indemnitor shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof for which the indemnitee seeks indemnification under this Section 7.1.

     7.2  WARRANTIES AND REPRESENTATIVES

     (a)  (i)   Each party warrants and represents that it has the right to enter into this AGREEMENT and to perform its obligations hereunder.

          (ii) SB and diaDexus each warrants and represents that it will not encumber PATENTS and KNOW-HOW with liens, mortgages, security interests or otherwise to the extent they are the owner or assignee of such PATENT and/or KNOW-HOW.

          (iii) diaDexus further warrants and represents that there is nothing in any THIRD PARTY agreement diaDexus has entered into as of the EFFECTIVE DATE which, in any way, will limit diaDexus' ability to perform all of the obligations undertaken by diaDexus hereunder, and that it will not enter into any such agreement after the EFFECTIVE DATE under which diaDexus would incur any such limitations.

          (iv) Nothing in this AGREEMENT shall be construed as a warranty or representation by diaDexus as to the validity of any patent claim or patent within the PATENTS. Nothing in this AGREEMENT shall be construed as a warranty or representation by diaDexus that any HOMEBREW made, used or imported, or any service offered for sale or sold, pursuant to the rights and license granted under this AGREEMENT is or will be free from infringement of any patent right held by any THIRD PARTY.

          (v) diaDexus warrants and represents that it has not, up through and including the EFFECTIVE DATE, omitted to furnish SBCL with any information in its possession concerning HOMEBREWS or the transactions contemplated by this AGREEMENT, which would be material to SBCL's decision to enter into this AGREEMENT and to undertake the commitments and obligations set forth herein.

     (b) DIADEXUS GRANTS NO WARRANTIES WITH RESPECT TO THE PATENTS, KNOW-HOW OR HOMEBREWS OR SERVICES UTILIZING HOMEBREWS, EXPRESS OR IMPLIED. EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND DIADEXUS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR QUALITY, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NONINFRINGEMENT.

8. PATENT PROSECUTION, ENFORCEMENT AND DEFENSE

   8.1 INVENTIONS AND PROSECUTION

   (a) Each party shall have and retain sole and exclusive title to all inventions, discoveries and know-how which are made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority in the course of or as a result of this AGREEMENT. Each party shall own a fifty percent (50%) undivided interest in all such inventions, discoveries and KNOW-HOW made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties in the course of or as a result of this AGREEMENT. Except as expressly provided in this AGREEMENT, each joint owner may make, use, sell, keep, license, assign, or mortgage such jointly owned inventions, discoveries and know-how, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner.

   (b) diaDexus warrants and represents that it will promptly disclose to SBCL the complete texts of all PATENTS filed by diaDexus which relate to a HOMEBREW or its components to which SBCL holds exclusive rights hereunder as well as all information received after the EFFECTIVE DATE concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving such PATENT anywhere in the TERRITORY. SBCL shall have the right to review all such pending applications and other proceedings and make recommendations to diaDexus concerning them and their conduct. diaDexus agrees to keep SBCL promptly and fully informed of the course of patent prosecution or other proceedings including by providing SBCL with copies of substantive communications, search reports and third party observations submitted to or received from patent offices throughout the TERRITORY. SBCL shall provide such patent consultation to diaDexus at no cost to diaDexus. SBCL shall hold all information disclosed to it under this section as confidential subject to the provisions of Section 6.2.

   (c) During the term of this AGREEMENT, the filing, prosecution and maintenance of PATENTS listed on part A of Exhibit A are governed by the COLLABORATION AND LICENSE AGREEMENT until diaDexus has assumed such PATENTS under Paragraph 14.3 of the COLLABORATION AND LICENSE AGREEMENT.

   (d) During the term of this AGREEMENT, diaDexus shall, at its expense and in its sole discretion, file, prosecute and maintain all other PATENTS. During the term of the AGREEMENT in which SBCL has an exclusive right to a HOMEBREW under such PATENTS and KNOW-HOW, SBCL shall have the right, but not the obligation, to assume responsibility for any such PATENT or any part of such PATENT which diaDexus intends to abandon or otherwise cause or allow to be forfeited. diaDexus shall give SBCL reasonable written notice prior to abandonment or other forfeiture of any such PATENT or any part of such PATENT so as to permit SBCL to exercise its rights under this Section.

     8.2  ENFORCEMENT

     (a) During the term of this AGREEMENT, enforcement of PATENTS listed on part A of Exhibit A are governed by the COLLABORATION AND LICENSE AGREEMENT until diaDexus has assumed such PATENTS under Paragraph 14.3 of the COLLABORATION AND LICENSE AGREEMENT. For all other PATENTS:

     (b) If either diaDexus or SBCL determines that a THIRD PARTY is making, using, offering for sale, selling or importing a HOMEBREW or its components or that may infringe PATENTS in the TERRITORY, the party that has made such determination will notify the other party promptly in writing.

     (c) diaDexus, in its own name or jointly with SBCL if required by law, at diaDexus' expense, shall have the first right, at diaDexus' election, but no obligation to (i) bring and prosecute actions, proceedings, suits and countersuits for enforcement of PATENTS covering a HOMEBREW or its components or HOMEBREW in the TERRITORY, and/or (ii) settle any claim or demand, including without limitation any suit, for enforcement of PATENTS covering a HOMEBREW or its components or HOMEBREW in the TERRITORY. If diaDexus elects to bring any action, proceeding, suit or countersuit for infringement of PATENTS covering a HOMEBREW or its components of HOMEBREW in the relevant country of the TERRITORY, diaDexus shall direct and control such action, proceeding, suit or countersuit and shall provide prompt and regular updates to SBCL of diaDexus' intentions and progress toward resolution of such action, proceeding, suit or countersuit.

     (d) If diaDexus brings any action, proceeding, suit or countersuit to enforce rights within PATENTS covering a HOMEBREW or its components or HOMEBREW in the TERRITORY against any infringer pursuant to Section 8.2(c), SBCL, at its expenses, shall cooperate with diaDexus in connection with such action, proceeding, suit or countersuit, including without limitation by joining as a party if necessary and appropriate, and executing such documents as diaDexus may reasonably request. diaDexus and SBCL shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party.

     (e) If diaDexus does not commence an action, proceeding or suit against a THIRD PARTY to enforce any rights within PATENTS covering a HOMEBREW or its components or HOMEBREW in the TERRITORY, or does not otherwise take action to abate infringement of PATENTS by a THIRD PARTY in the TERRITORY, within 30 days after giving or receiving notice thereof, pursuant to Section 8.2(b), and thereafter pursues such action or proceeding diligently, SBCL, at SBCL's expense, shall have a right but not an obligation to commence or take control of such action, proceeding or suit. In the event that SBCL elects to commence or take control of any action, proceeding or suit pursuant to this Section 8.2(e), diaDexus, at diaDexus' expense, shall cooperate with SBCL in connection with such action, proceeding or suit, including without limitation by joining as a party if necessary and appropriate, and executing such documents as SBCL may reasonably request, diaDexus and SBCL shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party.

     8.3  DEFENSE

     (a) During the term of this AGREEMENT, defense of PATENTS listed on part A of Exhibit A are governed by the COLLABORATION AND LICENSE AGREEMENT until diaDexus has assumed such PATENTS under Paragraph 14.3 of the COLLABORATION AND LICENSE AGREEMENT. For all other PATENTS:

     (b) SBCL shall defend or, at SBCL's option, settle, at SBCL's expense, any action, proceeding, suit or claim brought against SBCL on the issue of infringement by it or its AFFILIATES making, having made, using or importing a HOMEBREW, or for offering for sale, selling or performing HOMEBREW, in the TERRITORY; provided, however, that SBCL shall not settle any such action, proceeding, suit or claim which would adversely affect the scope and/or validity of PATENTS without the express prior written consent of diaDexus.

9.   TERM AND TERMINATION

     9.1  TERM -- INITIAL AND EXTENDED.

     (a) The initial term of this AGREEMENT will commence on the EFFECTIVE DATE and shall remain in full force and effect until the fifth (5) year anniversary of the EFFECTIVE DATE, unless terminated at an earlier date in accordance with the terms and conditions of this Section 9 or as otherwise provided in Section 5.5.

     (b) Notwithstanding the above, SBCL, at any time during the fifth year after the EFFECTIVE DATE or any extension year, upon written notice to diaDexus, may extend the term of this AGREEMENT for up to 3 additional periods of 1 year each; provided that this AGREEMENT has not expired or terminated prior to the date of diaDexus' receipt of any such written notice of extension. If SBCL still has an exclusive license under PATENTS and KNOW-HOW under Section
2.1 at the time SBCL provides such notice to diaDexus, the terms and conditions of each and any such extension shall be, at diaDexus' option and discretion, either (i) an exclusive license in accordance with Section 2.1 above, or (ii) a non-exclusive license in accordance with Section 2.2 above.

     9.2  TERMINATION FOR MATERIAL BREACH OR DEFAULT.

     (a) Either diaDexus or SBCL may terminate this AGREEMENT in the event of a material breach of or default under this AGREEMENT by the other party.

     (b) The effective date of termination of this AGREEMENT for material breach or default shall be the date of receipt by the breaching party of written notice of termination of this AGREEMENT by the non-breaching party, such written notice to be provided at any time after 90 days after the date of a written notice by the non-breaching party to the breaching party of a material breach or default, unless the breaching party shall have cured such breach or default within such 90-day period.

     9.3   AT-WILL TERMINATION

     SBCL may terminate this AGREEMENT on a country by country basis, at any time upon one hundred twenty (120) days prior written notice to diaDexus.

     9.4  BANKRUPTCY

     (a) Either party may terminate this AGREEMENT if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

     (b) Notwithstanding the bankruptcy of diaDexus, or the impairment of performance by diaDexus of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of diaDexus, SBCL shall be entitled to retain the licenses granted herein, subject to diaDexus' rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT.

     (c) All rights and distribution rights granted under or pursuant to this AGREEMENT by diaDexus to SBCL are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that SBCL, as a licensee of such rights under this AGREEMENT, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by SBCL of its preexisting obligations under this AGREEMENT. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against diaDexus under the U.S. Bankruptcy Code, SBCL shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to SBCL (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by SBCL, unless diaDexus elects to continue to perform all of its obligations under this AGREEMENT, or (ii) if not delivered under (i) above, upon the rejection of this AGREEMENT by or on behalf of diaDexus upon written request therefor by SBCL; provided, however that upon diaDexus' (or its successor's) written notification to SBCL that it is again willing and able to perform all of its obligations under this AGREEMENT, SBCL shall promptly return all such tangible materials to diaDexus, but only to the extent that SBCL does not require continued access to such materials to enable SBCL to perform its obligations under this AGREEMENT.

     9.5  EFFECT OF EXPIRATION OR TERMINATION

     (a) Upon termination of this AGREEMENT, diaDexus shall have the right to retain any sums already paid by SBCL hereunder, and SBCL shall pay all sums accrued hereunder which are then due.

     (b) Termination of this AGREEMENT in its entirety shall terminate all outstanding obligations and liabilities between the parties arising from this AGREEMENT except those described in Sections 4, 6.2, 7, 9.5, and 10. In addition, any other provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT shall also survive, but only to the extent required for the full observation and performance of this AGREEMENT.

     (c) Termination of the AGREEMENT in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

10.  MISCELLANEOUS PROVISIONS

     10.1  GOVERNING LAW

     This AGREEMENT shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without reference to conflict of laws principles.

     10.2  ASSIGNMENT

     The rights and liabilities of the parties hereto will bind and inure to the benefit of their successors, executors or administrators; provided that, neither party may assign or delegate any right or obligation under this AGREEMENT, either in whole or in part, to any entity, without the express prior written consent of the other party; provided, however, that either party may assign this AGREEMENT or any part of its rights and obligations hereunder to any AFFILIATE or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of the other party. Any permitted assignee or transferee shall agree in writing to comply with all the terms and conditions contained in this AGREEMENT. Any attempted assignment in violation of the provisions of this Section 10.2 will be void.

     10.3  ENTIRE AGREEMENT

     This AGREEMENT and the COLLABORATION AND LICENSE AGREEMENT constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof and supercedes and cancels all previous registrations, agreements, commitments and writings in respect thereof so far as the subject matter of this AGREEMENT is concerned. As between the parties to this AGREEMENT, in the event of conflict between the terms of this AGREEMENT and the COLLABORATION AND LICENSE AGREEMENT the terms of this AGREEMENT shall prevail. This AGREEMENT shall not act in any way to modify or amend the terms and conditions of the COLLABORATION AND LICENSE AGREEMENT.

     10.4 MODIFICATION

     No modification to this AGREEMENT shall be effective unless consented to in writing by the party to be charged.

     10.5 WAIVER

     No waiver of any rights shall be effective unless consented to in writing by the party to be charged and the waiver of any breach of default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     10.6 NOTICES

     Any notice, request, approval or other document required or permitted to be given under this AGREEMENT shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service, postage prepaid, or sent by certified or registered mail, return receipt requested, or by facsimile transmission, to the following addresses of the parties (or to such other address or addresses as may be specified from time to time in written notice). Any notices given pursuant to this AGREEMENT shall be deemed to have been given and delivered upon the earlier of (i) if sent by overnight courier service, on the date when received at the address set forth below as proven by a written receipt from the delivery service verifying delivery, or (ii) if sent by certified or registered mail, three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) if sent by facsimile transmission, on the day when sent by facsimile as confirmed by automatic transmission report coupled with certified or registered mail or overnight courier service receipt proving delivery, or (iv) if delivered in person, on the date of delivery to the address set forth below as proven by written signature of the recipient.

     diaDexus

     diaDexus, LLC
     3303 Octavius Drive
     Santa Clara, California 95054
     Attention: Chief Executive Officer

     SBCL

     SmithKline Beecham Clinical Laboratories
     1201 South Collegeville Road
     Collegeville, Pennsylvania 19426
     Attention: President
     copies to:

     SmithKline Beecham Corporation
     One Franklin Plaza (Mail Code FP2225)
     P.O. Box 7929
     Philadelphia, Pennsylvania 19101, U.S.A.
     Attention: Corporate Law-U.S.

     10.7 DESCRIPTIVE HEADINGS

     The headings of the several sections of this AGREEMENT are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this AGREEMENT.

     10.8 COUNTERPARTS

     This AGREEMENT may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.9 TRADEMARKS

     SBCL and diaDexus shall jointly be responsible for the selection of all trademarks and service marks which SBCL, its AFFILIATES, and sublicensees employ in connection with a HOMEBREW in the TERRITORY and shall jointly own and control such marks. The parties shall jointly control prosecution and maintenance of such marks and the parties shall equally share the related costs and expenses fully.

     10.10 FORCE MAJEURE

     If the performance of any part of this AGREEMENT by either party, or of any obligation under this AGREEMENT, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.

     10.11 SEPARABILITY

     (a) If any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

     (b) If any of the terms or provisions of this AGREEMENT are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

     (c) If the terms and conditions of this AGREEMENT are materially altered as a result of Sections 10.11(a) or 10.11(b), the parties will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.

     10.12 RECORDING

     SBCL shall have the right, at any time, to record, register, or otherwise notify this AGREEMENT in appropriate governmental or regulatory offices anywhere in the TERRITORY, and diaDexus shall provide reasonable assistance to SBCL in effecting such recording, registering or notifying.

     IN WITNESS WHEREOF, the undersigned are duly authorized to execute this AGREEMENT on behalf of diaDexus and SBCL, as applicable.

diaDexus, LLC                             SMITHKLINE BEECHAM CLINICAL
("diaDexus")                              LABORATORIES, INC.
                                          ("SBCL")

By:  /s/ [Signature Illegible]            By:  /s/ [Signature Illegible]
   -----------------------------             -----------------------------
Title:  President & CEO                   Title:  President
       -------------------------                 -------------------------
Date:   6 Feb 99                          Date:   10 Feb 99
     ---------------------------               ---------------------------


EXECUTION                                                                Page 22

                               LICENSE AGREEMENT

             SMITHKLINE BEECHAM CLINICAL LABORATORIES-DIADEXUS, LLC

                                   EXHIBIT A

                                    PATENTS

Part a: ******  Patent Family
---------------------------------------------------------------------------
COUNTRY        APPLICATION #       FILING DATE         STATUS/PATENT #
---------------------------------------------------------------------------
USA            ******              16 Sept 1996        US Patent 5.747.264

                                                       Issued 5 May 98
---------------------------------------------------------------------------
USA            ******              20 June 1997        Pending

---------------------------------------------------------------------------
USA            ******              January 1999        Pending

---------------------------------------------------------------------------
CANADA         ******                                  Pending

---------------------------------------------------------------------------
EPO            ******              31 July 1997        Pending

---------------------------------------------------------------------------
JAPAN          ******                                  Pending

---------------------------------------------------------------------------
S. AFRICA      ******              31 July 1997        97/6814

                                                       Issued

                                                       27 May 1998
---------------------------------------------------------------------------
PCT            ******              31 July 1997        02 February 1999 is
                                                       the 30th month.
                                                       National Phase
---------------------------------------------------------------------------



***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

---------------------------------------------------------------------------
                                                       Entry Requests
                                                       Japan, Canada EP

---------------------------------------------------------------------------




        ******  Patent Family
---------------------------------------------------------------------------
COUNTRY        APPLICATION #       FILING DATE         STATUS/PATENT #

---------------------------------------------------------------------------
USA            ******              2/23/98             Pending


---------------------------------------------------------------------------
USA            ******              7/8/98              Pending


---------------------------------------------------------------------------
USA            ******              10/20/98            Pending


---------------------------------------------------------------------------
PCT            ******              2/23/99             Pending


---------------------------------------------------------------------------



***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                    Page 24